UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On February 6, 2012, Amylin Pharmaceuticals, Inc., or Amylin, and Ventiv Commercial Services, LLC, an inVentiv Health company, or Ventiv, entered into a Project Agreement pursuant to which Ventiv will provide to Amylin a field force of Ventiv sales representatives to provide detailing services for Amylin’s commercial products, including face-to-face presentations to licensed practitioners who are identified by Amylin as potential prescription writers and/or customers for such products. Under the terms of the Project Agreement, Ventiv will recruit and hire 390 full-time sales representatives and 36 associate directors. Amylin will pay Ventiv an implementation fee, a monthly management fee and certain pass-through costs during calendar years 2012 and 2013. The monthly management fee may be increased or decreased based upon the achievement of sales targets agreed upon by Amylin and Ventiv.

The Project Agreement was entered into under a Master Services Agreement previously entered into between Amylin and Ventiv which terminates on December 31, 2013, subject to auto-renewal provisions. The Master Services Agreement may be terminated by either party upon the occurrence of certain events as set forth in the agreement, including material breach. Amylin may terminate the Project Agreement, without cause, upon 60 days prior written notice to Ventiv, subject to certain early termination fees if Amylin terminates the Project Agreement prior to the first anniversary of deployment of the Ventiv sales representatives.

Amylin and Ventiv are parties to, or may from time-to-time become parties to, other project agreements under the Master Services Agreement in connection with the commercialization of Amylin’s commercial products. The above description of the Project Agreement and Master Services Agreement is a summary and is qualified in its entirety by the terms of the Agreements which will be filed in Amylin’s quarterly report on Form 10-Q for the first quarter ended March 31, 2012.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2012, the Board of Directors of Amylin Pharmaceuticals, Inc., or Amylin, granted performance-based restricted stock units to the following named executive officers pursuant to Amylin’s 2009 Equity Incentive Plan in the following amounts: Daniel M. Bradbury: 78,750 shares; and Christian Weyer, M.D.: 10,000 shares. These performance-based restricted stock units will generally be settled in shares of Amylin common stock at the time of vesting. Vesting of these performance-based restricted stock units is based upon the extent to which Amylin achieves the 2012 exenatide revenue plan previously approved by Amylin’s Board of Directors, or the Revenue Plan, such that 50% to 100% of the performance-based restricted stock units will vest on a pro rata basis upon achievement of between 85% to 100% of the Revenue Plan. If Amylin does not achieve at least 85% of the Revenue Plan, the performance-based restricted stock units will not vest and will be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: February 9, 2012	By:	/s/ HARRY J. LEONHARDT
Harry J. Leonhardt
Senior Vice President, Legal and Compliance, and Corporate Secretary